                                                                   EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2000 relating to the financial statements and financial statement schedule, which appears in Tech Data Corporation's Annual Report on Form 10-K for the year ended January 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Tampa, Florida
January 11, 2002